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                                                                    EXHIBIT 10.7

                                  ASSIGNMENT


     THIS ASSIGNMENT (the "Assignment") is made this first day of December, 1993, (the "Effective Date") by and between Applied Imaging Corporation, with principal offices at 2340A Walsh Avenue, Bldg. F, Santa Clara, California 95051 ("AIC"), and Alex M. Saunders M.D., with an address at 8 Trillivan Lane, San Carlos, California 94070.

     WHEREAS, Alex M. Saunders M.D. is the inventor and sole and exclusive owner of an invention relating to Time Series Analysis by Density Gradient Separation of Red Cells (the "Gel Technology") and wishes to assign to AIC his entire right, title and interest in and to such Gel Technology; and

     WHEREAS, AIC wishes to acquire the entire right, title and interest of Alex
M. Saunders M.D. in and to the Gel Technology.

     NOW, THEREFORE, the parties agree as follows:

     1. Alex M. Saunders M.D., intending to be legally bound hereby irrevocably assigns, sells, transfers, and conveys to AIC, its successors and assigns, his entire right, title and interest throughout the world in and to the invention relating to Time Series Analysis by Density Gradient Separation of Red Cells (the "Gel Technology") as described in attached Exhibit A, including the right to file patent applications worldwide thereon in the name of Alex M. Saunders and/or AIC, and all other intellectual property rights relating to the use and practice of such Gel Technology, including without limitation, trade secrets, know-how and other proprietary information, for the full duration of such rights and any renewals or extensions thereof.

     2. In consideration for the assignment to AIC granted in Section 1 above, on the Effective Date AIC shall issue and transfer to Alex M. Saunders M.D., 15,000 shares of Applied Imaging, Inc. Common Stock, subject to the terms and conditions of the Stock Transfer Agreement attached as Exhibit B.

     3.  Alex M. Saunders M.D. hereby represents and warrants to AIC that:

         (a) He is the sole owner of the Gel Technology, and the Gel Technology is free and clear of all known liens, claims or encumbrances, and may and hereby does assign the Gel Technology to AIC free and clear of any known liens, claims or encumbrances;

         (b) To the best of his knowledge as of the Effective Date, he is the sole inventor of the Gel Technology and there
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     are no proceedings pending or threatened which challenge his sole ownership of the Gel Technology and to the best of his knowledge, there is no basis for any such proceeding;

          (c) No further consents or approvals to the sale, transfer and assignment of the Gel Technology are required beyond that provided herein; and

          (d) The execution, delivery and performance of this Assignment does not and will not conflict with or result in a breach of any term, condition or provision of or constitute a default under any other agreement by which Alex M. Saunders, M.D. is bound.

     4. AIC acknowledge that the Gel Technology is not currently patented and that Alex M. Saunders, M.D. has not conducted a patent infringement search with respect to the Gel Technology

     5. Alex M. Saunders M.D. agrees, upon the request and at the expense of AIC, to take, or cause to be taken, such further action, including execution and delivery of further instruments of sale, transfer or assignment, as AIC may request to confirm or complete the Assignment of the Gel Technology to AIC or its successors or assigns, and to make available to AIC any and all relevant records, documents or data in their possession or control. Alex M. Saunders M.D. further agrees, without further charge to AIC, but at AIC's expense, to (a) cooperate with AIC in the preparation, filing and prosecution of any United States and foreign patent applications filed by AIC with respect to the Gel Technology, and (b) perform such acts, including without limitation, the execution, verification, acknowledgement and delivery of any documents, as AIC may lawfully request to obtain or maintain patent applications and patents for the Gel Technology in any country.

     6. This instrument shall be binding upon the successors, assigns and heirs of Alex M. Saunders M.D. and shall inure to the benefit of AIC and its successors and assigns of AIC.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

     8. This Agreement, together with its Exhibits, constitutes the entire agreement between the parties with respect to the subject matter here of, and supersedes all prior discussions, negotiations or agreements. No amendment to this Agreement shall be effective or binding unless in a writing signed by both parties.

                                      -2-
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     Alex M. Saunders M.D.             APPLIED IMAGING CORPORATION


By:  /s/ Alex M. Saunders M.D.         By: /s/ Abraham I. Coriat
    --------------------------            --------------------------

                                      -3-
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                                   EXHIBIT A

                                 GEL TECHNOLOGY
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                                   EXHIBIT B

                            STOCK TRANSFER AGREEMENT